Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

dated as of December 30, 2002

between

VERSAILLES U.S. HOLDING INC.
AND THE OTHER GRANTORS PARTY HERETO

and

CANADIAN IMPERIAL BANK OF COMMERCE,

as the Collateral Trustee

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS; GRANT OF SECURITY.
1.1	General Definitions
1.2	Definitions; Interpretation
SECTION 2.	GRANT OF SECURITY AND CREATION OF COLLATERAL TRUST.
2.1	Grant of Security
2.2	Certain Limited Exclusions
2.3	Control
SECTION 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
3.1	Security for Obligations
3.2	Continuing Liability Under Collateral
SECTION 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.
4.1	Generally
4.2	Equipment and Inventory
4.3	Receivables
4.4	Investment Related Property Generally
4.5	Reserved
4.6	Letter of Credit Rights
4.7	Intellectual Property
4.8	Commercial Tort Claims
SECTION 5.	FURTHER ASSURANCES; ADDITIONAL GRANTORS.
5.1	Further Assurances
5.2	Additional Grantors
SECTION 6.	COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.
6.1	Power of Attorney
6.2	No Duty on the Part of Collateral Trustee or Secured Parties
SECTION 7.	REMEDIES.
7.1	Generally
7.2	Application of Proceeds
7.3	Sales on Credit
7.4	Investment Related Property
7.5	Intellectual Property
7.6	Cash Proceeds
SECTION 8.	COLLATERAL TRUSTEE.
8.1	Rights and Duties
8.2	Successor
SECTION 9.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
SECTION 10.	STANDARD OF CARE- COLLATERAL TRUSTEE MAY PERFORM.
SECTION 11.	INDEMNITY
SECTION 12.	MISCELLANEOUS.
12.1	Notice, Assignment, etc.

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SCHEDULE 4.1 - GENERAL INFORMATION

SCHEDULE 42. - LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 - INVESTMENT RELATED PROPERTY

SCHEDULE 4.6 - DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 - INTELLECTUAL PROPERTY

SCHEDULE 4.8 - COMMERCIAL TORT CLAIMS

EXHIBIT A - PLEDGE SUPPLEMENT

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This PLEDGE AND SECURITY AGREEMENT, dated as of December 30, 2002 (this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and CANADIAN IMPERIAL BANK OF COMMERCE, as Collateral Trustee for the Secured Parties (as herein defined) (in such capacity as Collateral Trustee, the “Collateral Trustee”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VERSAILLES ACQUISITION CORPORATION (“Company”), VERSAILLES U.S. HOLDING INC. (“Holding”), the lenders party thereto from time to time (the “Lenders”), CIBC WORLD MARKETS CORP. and GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Joint Lead Arrangers and Joint Bookrunners, GSCP and DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agents, and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Collateral Trustee and FLEET SECURITIES INC., as Co-Documentation Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements (as therein defined) with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedge Agreements with Lender Counterparties as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Trustee agree as follows:

SECTION 1.                            DEFINITIONS; GRANT OF SECURITY.

1.1                               General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Agreement” shall have the meaning set forth in the preamble.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Cash Proceeds” shall have the meaning assigned in Section 7.6.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral’ shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Trustee.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trustee” shall have the meaning set forth in the preamble.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” shall mean all “commodity accounts” as defined in Article 9 of the UCC.

“Company” shall have the meaning set forth in the recitals.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7 (A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Deposit Accounts” shall mean all “deposit accounts” as defined in Article 9 of the UCC.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Event of Default” shall mean an Event of Default as defined in the Credit Agreement or an Event of Default as defined in the HM Indenture.

“Excluded Property” shall mean the collective reference to (a) any Lease, license, contract, rights, instrument or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms, or a default under, any such Lease, license, contract, rights, instrument or agreement or is prohibited by applicable law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such Lease, license, contract, rights, instrument or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that promptly following the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) all vehicles covered by a certificate of title or ownership; and (d) any Letter of Credit Rights to the extent that any Grantor is required by contract or law to apply the proceeds of a drawing under a letter of credit for another specific purpose.

“Fixtures” shall mean all “fixtures” as defined in Article 9 of the UCC.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof).

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” shall mean: (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Majority Secured Parties” shall mean the holders of greater than 50% of the aggregate principal amount of, and unpaid accrued interest on, the Secured Obligations.

“Money” shall mean “money” as defined in the UCC.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including without limitation licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Sale” shall mean any sale, disposition transfer or assignment of Collateral made in accordance with the terms of the Credit Agreement.

“Pledged Debt” shall mean all Indebtedness (in no event shall include Accounts) owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4.2 under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4.1 under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4.1 under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4.1 under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4.1 under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Collateral Trustee, the Agents (as such term is defined in the Credit Agreement), the Lenders and the Lender Counterparties and shall include, without limitation, all former Lenders, Lender Counterparties, Agents and Collateral Trustee to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders, Lender Counterparties, Agents or Collateral Trustee and such Obligations have not been paid or satisfied in full.

“Securities Accounts” shall mean all “securities accounts” as defined in Article 8 of the UCC.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2                               Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.                            GRANT OF SECURITY AND CREATION OF COLLATERAL TRUST.

2.1                               Grant of Security.  Each Grantor hereby grants to the Collateral Trustee a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)                                  Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods;

(f)                                    Instruments;

(g)                                 Insurance;

(h)                                 Intellectual Property;

(i)                                     Investment Related Property;

(j)                                     Letter of Credit Rights;

(k)                                  Money;

(l)                                     Receivables and Receivable Records;

(m)                               Commercial Tort Claims;

(n)                                 Investment Accounts;

(o)                                 to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(p)                                 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any Excluded Property, and Excluded Property shall not be subject to this Agreement.

2.3                               Control.  Notwithstanding any provisions of the Credit Documents to the contrary, (a) the Grantors shall not be required to enter control arrangements or provide control agreements with respect to, or provide control of, any Investment Accounts or property or interests in property contained therein, or cash or Permitted Investments and (b) the Grantors shall not be required to maintain the Investment Accounts or other property described in clause (a) with any Agent or any Lender and may maintain them with any Person.

SECTION 3.                            SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1                               Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (the “Secured Obligations”).

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests; and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1                               Generally.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants as to itself and its property only that:

(i)                                     it has indicated on Schedule 4.1(A)(as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, and (y) its organizational identification number and (z) the jurisdiction where the chief executive office, and for the one-year period preceding the date hereof has been, located.

(ii)                                  the full legal name of such Grantor is as set forth on Schedule 4.1 (A) (as such schedule may be amended or supplemented from time to time);

(iii)                               except as provided on Schedule 4.1(B), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(iv)                              upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(C) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, upon consent of the issuer with respect to Letter of Credit Rights, and to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Trustee hereunder in the Collateral other than Investment Accounts constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral to the extent a Lien can be perfected by a UCC filing, possession instruments or filing in the United States Patent and Trademark Office and United States Copyright Office;

(v)                                 unless otherwise provided herein, all material actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the material Collateral have been made or obtained;

(vi)                              other than the financing statements filed in favor of the Collateral Trustee, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Trustee for filing and (y) financing statements filed in connection with Permitted Liens;

(vii)                           none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC); and

(viii)                        it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for Permitted Liens and the security interest created by this Agreement, it (x) shall not create or suffer to exist any Lien upon or with respect to any of the Collateral and (y) shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)                                  it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Trustee in writing, by executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, (i) at least five (5) days prior to any such change or establishment, in the case of identifying such new proposed name, identity and/or jurisdiction of organization and (ii) no later than thirty (30) days after any change or establishment, in the case of identifying such new corporate structure, in each case, providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral intended to be granted and agreed to hereby; and

(iii)                               it shall not take or permit any action which could materially impair the Collateral Trustee’s rights in the Collateral, except transactions expressly permitted under the Credit Agreement.

4.2                               Equipment and Inventory.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on the Closing Date as to itself and its property only that:

(i)                                     all of the Equipment and Inventory included in the Collateral is kept for the past four (4) years only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time).

(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees as to itself and its property only that:

(i)                                     it shall keep satisfactory and accurate records of the Inventory in accordance with its customary practice;

(ii)                                  it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Trustee; and

(iii)                               if any Equipment or Inventory is in possession or control of any third party, each Grantor shall join with the Collateral Trustee in notifying the third party of the Collateral Trustee’s security interest.

4.3                               Receivables.

(a)                                  Covenants and Agreements:  Each Grantor hereby covenants and agrees as to itself and its property only that:

(i)                                     it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables in accordance with its customary practice.

(ii)                                  it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect;

(iii)                               after the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Trustee may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; and (2) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(iv)                              it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(b)                                 Delivery and Control of Receivables.  With respect to any individual Receivable in excess of $500,000 that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Trustee (or its agent or designee) promptly appropriately indorsed to the Collateral Trustee or indorsed in blank. With respect to any individual Receivable in excess of $500,000 which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall promptly take all steps necessary to give the Collateral Trustee control over such Receivables (within the meaning of Section 9-105 of the UCC). Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Trustee in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Trustee.

4.4                               Investment Related Property Generally.

(a)                                  Covenants and Agreements.  Each Grantor hereby covenants and agrees as to itself and its property only that:

(i)                                     in the event it acquires rights in any Pledged Equity Interests or Pledged Debt after the date hereof, it shall deliver to the Collateral Trustee a completed Pledge Supplement, no more frequent than every 6 months substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interests or Pledged Debt. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Trustee shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Trustee over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Trustee. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing and the Collateral Agent shall not have directed that dividends be turned over, the Collateral Trustee authorizes each Grantor to retain all dividends and distributions paid;

(iii)                               each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Trustee.

(b)                                 Delivery and Control.

(i)                                     Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Trustee. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” having an individual principal amount in excess of $500,000 (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Trustee, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC and in no event shall any certificate or instrument evidencing any Investment Related Property be delivered to or be in the possession of any Person other than a Grantor or the Collateral Trustee.

(c)                                  Voting and Distributions.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(1)                                  each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; it being understood, however, that, without limitation, neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement or the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4(d)(i)(A), and no notice of any such voting or consent need be given to the Collateral Trustee; and

(2)                                  the Collateral Trustee shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

(3)                                  Upon the occurrence and during the continuation of an Event of Default:

(A)                              all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)                                in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) the each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 6.

4.4.1                     Pledged Equity Interests

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, as to itself and its property only that:

(i)                                     Schedule 4.4.1 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity interests;

(iii)                               none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as to itself and its property only that:

(i)                                     each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Trustee and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its nominee following an Event of Default and to the substitution of the Collateral Trustee or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.2                     Pledged Debt

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date as to itself and its property only that:

(i)                                     Schedule 4.4.2 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor;

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as to itself and its property only that:

(i)                                     it shall notify the Collateral Trustee of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.3                     Reserved

4.5                               Reserved.

4.6                               Letter of Credit Rights.

(a)                                  Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, as to itself and its property only that:

(i)                                     all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii)                                  it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Trustee.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Trustee and shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

4.7                               Intellectual Property.

(a)                                  Representations and Warranties.  Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, as to itself and its property only that:

(i)                                     Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents and Trademarks owned by each Grantor and (ii) registrations for certain Copyrights owned by each Grantor;

(ii)                                  it owns or otherwise has the valid right to use all other Intellectual Property, including the Intellectual Property on Schedule 4.7 (as such schedule may be amended from time to time), used in or necessary to the conduct of its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the Patent Licenses, Copyright Licenses, Trademark Licenses and Trade Secret Licenses;

(iii)                               all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all reasonable acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

(iv)                              no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened, and, to the best of each Grantor’s knowledge, all Intellectual Property is valid and enforceable;

(v)                                 all registrations and applications for Copyrights, Patents and Trademarks are recorded in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any affiliate or third party, except in the ordinary course of business;

(vi)                              each Grantor has been using as appropriate in the ordinary course of its business appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case material to the business of such Grantor;

(vii)                           each Grantor uses consistent standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all material Trademarks and has taken all reasonable action necessary to insure that all licensees of the material Trademarks owned by such Grantor use such consistent standards of quality;

(viii)                        to the best of each Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or, to the best of each Grantor’s knowledge, used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(ix)                                to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any material Intellectual Property owned or used by such Grantor, or any of its respective licensees; and

(x)                                   no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely effect Grantor’s rights to own or use any material Intellectual Property.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

(i)                                     it shall not do any act or omit to do any reasonable act whereby any of the Intellectual Property which is material to the business of the Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein except as permitted by the Credit Agreement;

(ii)                                  it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)                               it shall promptly notify the Collateral Trustee if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(iv)                              it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (B) and (C) (as each may be amended or supplemented from time to time);

(v)                                 in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, at such Grantor’s discretion, the initiation of a suit for injunctive relief and to recover damages;

(vi)                              it shall quarterly report to the Collateral Trustee (i) the filing of any application to register any material Intellectual Property with the United States Patent and Trademark Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Patents, Trademarks, and, to the extent practicable, material Copyrights, by any such office, in each case by executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii)                           it shall, promptly upon the reasonable request of the Collateral Trustee, execute and deliver to the Collateral Trustee any document required to acknowledge, confirm, register, record, or perfect the Collateral Trustee’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii)                        it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(ix)                                it shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(x)                                   it shall continue to collect, in the ordinary course of business, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Trustee’s reasonable direction, shall take) such action as such Grantor or the Collateral Trustee may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8                               Commercial Tort Claims.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, as to itself and its property only that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $500,000 individually; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $500,000 individually hereafter arising it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.                            FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1                               Further Assurances.

(a)                                  Each Grantor agrees that to the extent practicable from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral to the extent required hereby. Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing; and

(iii)                               at the Collateral Trustee’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral.

(b)                                 Each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(c)                                  Each Grantor hereby authorizes the Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing material Intellectual Property or any material Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.2                               Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a

Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Trustee not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.                            COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.

6.1                               Power of Attorney.  Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) during the continuation of an Event of Default as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee’s discretion to take any action and to execute any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                  upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to the Credit Agreement;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;

(e)                                  to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(f)                                    to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and

(g)                                 generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such

Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2                               No Duty on the Part of Collateral Trustee or Secured Parties.  The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.                            REMEDIES.

7.1                               Generally.

(a)                                  If any Event of Default shall have occurred and be continuing, the Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate; and

(iv)                              without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.

(b)                                 The Collateral Trustee or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as agent for and representative of the Secured Parties, shall be entitled, at the direction of the Majority Secured Parties, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations (with the consent of the Majority Secured Parties) as a credit on account of the purchase price for any

Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Trustee hereunder.

(c)                                  The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

(d)                                 If the Collateral Trustee sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Trustee and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Trustee may resell the Collateral.

(e)                                  The Collateral Trustee shall have no obligation to marshall any of the Collateral.

7.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Trustee in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Trustee and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Trustee in connection therewith, and all amounts for which the Collateral Trustee is entitled to indemnification hereunder (in its capacity as the Collateral Trustee and not as a Lender) and all advances made by the Collateral Trustee hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Trustee in connection with the exercise of any right or remedy hereunder, all in accordance with the terms hereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3                               Sales on Credit.  If Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4                               Investment Related Property.

(a)                                  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Trustee determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.5                               Intellectual Property.

(a)                                  Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)                                     the Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, in the Collateral Trustee’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all lawful acts and execute any and all documents required by the Collateral Trustee in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as it believes necessary to prevent such infringement or violation;

(ii)                                  upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee an absolute assignment of all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)                               each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Trustee (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)                              within fifteen (15) Business Days after written notice from the Collateral Trustee, each Grantor shall make available to the Collateral Trustee, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Trustee may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Trustee’s behalf and to be compensated by the Collateral Trustee at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)                                 the Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)                                  all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.6 hereof; and

(2)                                  Grantor shall not unreasonably adjust, settle or compromise the amount or payment of any such amount or release wholly or partly by any obligor with respect thereto or allow any credit or discount thereon except as the same would be allowed in the ordinary course of the Grantor’s business.

(b)                                 If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Secured Parties.

(c)                                  Solely for the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Section 7 if an Event of Default shall have occurred and be continuing and at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.6                               Cash Proceeds.  If an Event of Default has occurred and is continuing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, and shall, forthwith upon receipt by such Grantor and following a request by the Collateral Agent, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee in the Collateral Account. Any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be promptly returned to the applicable Grantor and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Secured Obligations then due and owing.

SECTION 8.                            COLLATERAL TRUSTEE.

8.1                               Rights and Duties.

(a)                                  The Collateral Trustee may at any time request directions from the Majority Secured Parties as to any course of action or other matter relating hereto. Directions given by the Majority Secured Parties hereunder shall be binding on all Secured Parties and their successors and assigns for all purposes and the Collateral Trustee shall not be liable to any party by reason of the Collateral Trustee acting (or not acting) in accordance with any directions given by the Majority Secured Parties.

(b)                                 To the maximum extent permitted by law, each Secured Party who is not a Majority Secured Party waives any claim it might have against the Majority Secured Parties with respect to, or arising out of or in connection with, any action or failure to act or any error of judgment, negligence, mistake or oversight whatsoever on the part of any Majority Secured Party or its directors, officers, employees, attorneys or agents with respect to any exercise of rights or remedies under the Credit Documents, other than any claims resulting from the gross negligence or willful misconduct of any Majority Secured Party. No Majority Secured Party nor any of its directors, officers, employees, attorneys or agents shall be (a) liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or (b) under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any non-Majority Secured Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)                                  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section.

8.2                               Successor.  The Collateral Trustee may resign at any time by giving thirty (30) days’ prior written notice thereof to Administrative Agent and the Grantors, and Collateral Trustee may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Trustee signed by the Majority Secured Parties. Upon any such notice of resignation or any such removal, the Majority Secured Parties shall have the right, upon five (5) Business Days’ notice to the Collateral Trustee, following receipt of the Grantors’ consent (which shall not be unreasonable withheld or delayed and which shall not be required while an Event of Default under Section 8.1(a), (g) or (h) shall have occurred and be continuing), to appoint a successor Collateral Trustee. Upon the acceptance of any appointment as Collateral Trustee hereunder by a successor Collateral Trustee, that successor Collateral Trustee under this Agreement shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Trustee under this Agreement, and the retiring or removed Collateral Trustee under this Agreement shall promptly (i) transfer to such successor Collateral Trustee all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Trustee under this Agreement, and (ii) execute and deliver to such successor Collateral Trustee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Trustee of the security interests created hereunder, whereupon such retiring or removed Collateral Trustee shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Trustee’s resignation or removal hereunder as the Collateral Trustee, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Trustee hereunder.

SECTION 9.                            CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns, for the benefit and on behalf of the Secured Parties. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person subject to and in compliance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon the payment in full of the Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all Outstanding Letters of Credit, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Notwithstanding the foregoing, the Collateral Trustee shall release, at the request of the applicable Grantor, the security interest granted hereby on any Collateral described in Section 9.8(a)(i) of the Credit Agreement. Upon any such termination the Collateral Trustee shall, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination or release.

SECTION 10.                     STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest, for the benefit and on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11.                     INDEMNITY

Unless an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel or its choice at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding each Grantor’s election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and such Grantor shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by such Grantor to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both such Grantor and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to such Grantor (in which such Grantor shall not have the right to assume the defense or such action on behalf of such Indemnitee), (iii) such Grantor shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) such Grantor shall authorize such Indemnitee to employ separate counsel at such Grantor’s expense. Each Grantor will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without such Grantor’s consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

SECTION 12.                     MISCELLANEOUS.

12.1                        Notice, Assignment, etc.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or any other Credit Document or shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VERSAILLES U.S. HOLDING INC.,

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: President, Treasurer and Assistant Secretary

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CANADIAN IMPERIAL BANK OF COMMERCE, as the Collateral Trustee

By:	/s/ Deborah Strek
	Name:	Deborah Strek
	Title:	Managing Director

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